Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion or incorporation by reference into (i) the Registration Statement on Form S-8 (No. 333-178493) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, (ii) the Registration Statement on Form S-3 (No. 333-187055) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, (iii) the Registration Statement on Form S-4 (No. 333-189448) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, and (iv) the Registration Statement on Form S-3 (No. 333-189449) (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP of: (a) our report, dated August 15, 2013, with respect to estimates of reserves and future net revenues to the interests of Tanos Exploration, LLC, as of April 30, 2013; and (b) to all references to our firm or such reports included or incorporated by reference into such Registration Statements.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
By:
W. Todd Brooker, P.E.
Senior Vice President
Cawley Gillespie & Associates, Inc.
Texas Registered Engineering Firm (F-693)

October 1, 2013